UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2013

COTY INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35964	13-3823358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

(212) 389-7300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2013, Coty Inc. (the “Company”) announced the appointment of Patrice de Talhouët, 47, to the position of Chief Financial Officer.

In connection with Mr. de Talhouët’s appointment, the Company entered into an employment agreement with Mr. de Talhouët, which provides that Mr. de Talhouët will serve as the Company’s Chief Financial Officer commencing on or about January 1, 2014 and continuing on an at will basis. The employment agreement provides for an annual base salary of $750,000 and an annual incentive bonus under the Company’s Annual Performance Plan targeted to be 60% of Mr. de Talhouët’s salary, with a maximum bonus of up to 3.6 times the target amount, and other employee benefits set forth in the employment agreement. The employment agreement also provides for a one-time grant of restricted stock units with respect to a number of shares of the Company’s Class A common stock having a fair market value as of the grant date of $800,000 and cliff vesting on the third anniversary of Mr. de Talhouët’s employment and a one-time sign-on bonus payable at the option of the Remuneration and Nomination Committee in either (A) restricted stock units with respect to a number of shares of the Company’s Class A common stock having a fair market value as of the grant date of $300,000 and cliff vesting in three years or (B) cash. In the event that the Company terminates Mr. de Talhouët’s employment without Cause (as defined in the employment agreement), Mr. de Talhouët will be entitled to severance compensation consisting of 12 months of base salary continuation.

Previous to his appointment as Chief Financial Officer, Mr. de Talhouët spent nearly seven years with food products manufacturer Mars, Inc., serving since April 2011 as Corporate Finance Officer Americas and a member of the finance executive committee. During that time, Mr. de Talhouët successfully led a multiple year program to transform the global Finance function for the company, oversaw governance and compliance in the region, and was Dean of Mars University for Finance. From January 2007 through March 2011, Mr. de Talhouët served as Chief Financial Officer Europe Mars Chocolate. Before joining Mars, Inc., Mr. de Talhouët spent more than a decade in senior finance positions for Alcatel. He started his career at Société Générale bank where he spent four years. Mr. de Talhouët has also served as a director of information technology service company Devoteam since January 2004 and as a member of Devoteam’s Remuneration Committee from 2005 through 2010 and of Devoteam’s Audit Committee since 2011. He holds Bachelor Degrees in Economics and International Management as well as a Master’s Degree in Finance, Accounting and Corporate Law.

Mr. de Talhouët will succeed Sérgio Pedreiro, 48, who notified the Board of Directors of the Company on December 3, 2013 of his decision to resign as Chief Financial Officer. Mr. Pedreiro’s resignation will become effective at the commencement of Mr. de Talhouët’s term. The Company has entered a letter agreement with Mr. Pedreiro, providing for Mr. Pedreiro to continue as an employee of the Company through March 31, 2014 and during that time to assist in transitioning duties to Mr. de Talhouët and to perform related special projects. In return for these services, Mr. Pedreiro will receive $412,500 (less applicable statutory deductions and authorized withholdings) and other benefits set forth in the letter agreement. In addition, Mr. Pedreiro’s outstanding IPO Units scheduled to vest on June 13, 2014 will vest as if Mr. Pedreiro’s employment had continued through the vesting date, and Mr. Pedreiro will receive continued coverage under the Company’s medical and dental plans for up to nine months after his employment ends.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits:

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated December 3, 2013, between the Company and Patrice de Talhouët.
10.2	Letter agreement, dated December 3, 2013, between the Company and Sérgio Pedreiro.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.

Date: December 6, 2013	By:	/s/ Jules Kaufman
		Name:	Jules Kaufman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated December 3, 2013, between the Company and Patrice de Talhouët.
10.2	Letter agreement, dated December 3, 2013, between the Company and Sérgio Pedreiro.